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                                                                   Exhibit 25(b)




                             C E R T I F I C A T E




                     I, Jean M. Schmidt, do hereby certify that I am a duly elected, qualified and acting Assistant Secretary of TRW Inc. ("TRW"), an Ohio corporation; that attached hereto and marked as "Exhibit A" is a true and correct copy of resolutions duly adopted by the Directors of TRW at a meeting thereof duly called and held on February 8, 1995, at which meeting a quorum was present and acting throughout; and that said resolutions have not been modified, revoked or rescinded in any manner and are now in full force and effect.

                     IN WITNESS WHEREOF, I have hereunto set my hand and have caused the seal of TRW to be affixed hereto at Lyndhurst, Ohio this 24th day of March, 1995.





                                              /s/ Jean M. Schmidt
                                              -----------------------------
                                                     Assistant Secretary





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                                                                       EXHIBIT A





RESOLVED that any officer or assistant officer of the Corporation is authorized and empowered, for and on behalf of the Corporation, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission, Washington, D. C. (the "Commission"), the Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, such other periodic reports as may be required pursuant to the Securities Exchange Act of 1934, as amended (the "Act"), amendments and exhibits to any of the foregoing and any and all other documents to be filed with the Commission or elsewhere pertaining to such reports, and to take such other action as may be necessary and appropriate to effect the filing of all such reports under the Act, including the execution of a power of attorney evidencing the authority set forth herein; and

FURTHER RESOLVED that Walter S. Page, III and J. Lawrence Manning, Jr. and each of them is appointed an attorney for the Corporation, with full power of substitution and resubstitution, to execute and file, for and on behalf of the Corporation, such Annual Report on Form 10-K, such other periodic reports, amendments and exhibits to any of the foregoing and any and all other documents to be filed with the Commission or elsewhere pertaining to such reports, with full power and authority to take or cause to be taken all other actions which in the judgment of such person may be necessary and appropriate to effect the purposes of the foregoing resolution.